================================================================================

                              ALLIED HOLDINGS, INC.








                                 NOTE AGREEMENT



                          Dated as of January  15, 1996















                  Re: $40,000,000 12% Senior Subordinated Notes
                              Due February 1, 2003






================================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

Section                            HEADING                                                                                     PAGE
Parties.......................................................................................................................... 1
Section 1              DESCRIPTION OF NOTES AND COMMITMENT....................................................................... 1

    Section 1.1              Description of Notes ............................................................................... 1
    Section 1.2              Commitment, Closing Date ........................................................................... 1
    Section 1.3              Guaranty of Notes .................................................................................. 2
    Section 1.4              Several Commitments ................................................................................ 2

Section 2              PREPAYMENT OF NOTES ...................................................................................... 2

    Section 2.1              No Required Prepayments ............................................................................ 2
    Section 2.2              Optional Prepayment with Premium ................................................................... 2
    Section 2.3              Prepayment upon Change of Control .................................................................. 3
    Section 2.4              Notice of Optional Prepayments ..................................................................... 4
    Section 2.5              Application of Prepayments ......................................................................... 4
    Section 2.6              Direct Payment ..................................................................................... 5

Section 3              REPRESENTATIONS .......................................................................................... 5

    Section 3.1              Representations of the Company ..................................................................... 5
    Section 3.2              Representations of the Purchasers .................................................................. 5

Section 4              CLOSING CONDITIONS ....................................................................................... 6

    Section 4.1              Conditions ......................................................................................... 6
    Section 4.2              Waiver of Conditions ............................................................................... 7

Section 5              COMPANY COVENANTS ........................................................................................ 7

    Section 5.1              Corporate Existence, Etc ........................................................................... 7
    Section 5.2              Insurance .......................................................................................... 7
    Section 5.3              Taxes, Claims for Labor and Materials, Compliance with Laws ........................................ 8
    Section 5.4              Maintenance, Etc ................................................................................... 8
    Section 5.5              Nature of Business ................................................................................. 8
    Section 5.6              Consolidated Net Worth ............................................................................. 9
    Section 5.7              Limitations on Indebtedness for Borrowed Money ..................................................... 9
    Section 5.8              Fixed Charges Coverage Ratio .......................................................................10
    Section 5.9              Limitation on Liens ................................................................................10
    Section 5.10             Restricted Subsidiaries ............................................................................12
    Section 5.11             Restricted Payments ................................................................................12
    Section 5.12             Sales of Assets ....................................................................................14


    Section 5.13             Merger, Consolidation, Etc .........................................................................14
    Section 5.14             Repurchase of Notes ................................................................................15
    Section 5.15             Transactions with Affiliates .......................................................................15
    Section 5.16             Termination of Pension Plans .......................................................................15
    Section 5.17             Restrictions Relating to Prepayment of the Notes ...................................................15
    Section 5.18             Reports and Rights of Inspection ...................................................................16

Section 6              SUBORDINATION OF SUBORDINATED INDEBTEDNESS LIABILITIES ...................................................19

Section 7              EVENTS OF DEFAULT AND REMEDIES THEREFOR ..................................................................22

    Section 7.1              Events of Default ..................................................................................22
    Section 7.2              Notice to Holders ..................................................................................24
    Section 7.3              Acceleration of Maturities .........................................................................24
    Section 7.4              Rescission of Acceleration .........................................................................25

Section 8              AMENDMENTS, WAIVERS AND CONSENTS .........................................................................25

    Section 8.1              Consent Required ...................................................................................25
    Section 8.2              Solicitation of Holders ............................................................................25
    Section 8.3              Effect of Amendment or Waiver ......................................................................26

Section 9              INTERPRETATION OF AGREEMENT; DEFINITIONS .................................................................26

    Section 9.1              Definitions ........................................................................................26
    Section 9.2              Accounting Principles ..............................................................................38
    Section 9.3              Directly or Indirectly .............................................................................38

Section 10             MISCELLANEOUS ............................................................................................39

    Section 10.1             Registered Notes ...................................................................................39
    Section 10.2             Exchange of Notes ..................................................................................39
    Section 10.3             Loss, Theft, Etc. of Notes .........................................................................39
    Section 10.4             Expenses, Stamp Tax Indemnity ......................................................................39
    Section 10.5             Powers and Rights Not Waived; Remedies Cumulative ..................................................40
    Section 10.6             Notices ............................................................................................40
    Section 10.7             Successors and Assigns .............................................................................40
    Section 10.8             Survival of Covenants and Representations ..........................................................40
    Section 10.9             Severability .......................................................................................41
    Section 10.10            Governing Law ......................................................................................41
    Section 10.11            Captions ...........................................................................................41

Signature Page...................................................................................................................42

ATTACHMENTS TO NOTE AGREEMENT:

Schedule I       --        Names of Note Purchasers and Amounts of Commitments

Exhibit A        --        Form of 12% Senior Subordinated Note due February 1, 2003

Exhibit B        --        Form of Guaranty Agreement

Exhibit C        --        Representations and Warranties of the Company and its Restricted
                           Subsidiaries

Exhibit D        --        Description of Special Counsel's Closing Opinion

Exhibit E        --        Description of Closing Opinion of  Counsel to the Company

Exhibit F        --        Form of Compliance Certificate

                              ALLIED HOLDINGS, INC.
                              160 CLAIREMONT AVENUE
                             DECATUR, GEORGIA 30030

                                 NOTE AGREEMENT


         Re:       $40,000,000 12% Senior Subordinated Notes
                              Due February 1, 2003


                                                                     Dated as of
                                                               January  15, 1996



To the Purchasers named on Schedule I
 to this Agreement

         The undersigned, ALLIED HOLDINGS, INC., a Georgia corporation (the "Company"), agrees with the Purchasers named on Schedule I to this Agreement (the "Purchasers") as follows:

Section 1. DESCRIPTION OF NOTES AND COMMITMENT.;

         Section 1.1. Description of Notes. The Company will authorize the issue and sale of $40,000,000 aggregate principal amount of its 12% Senior Subordinated Notes (the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 12% per annum, payable semiannually on the first day of each February and August in each year (commencing August
1, 1996) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Default Rate after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on February 1, 2003, and to be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in SS.2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement.

         Section 1.2. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and such Purchaser agrees to purchase from the

Allied Holdings, Inc.                                             Note Agreement

Company, Notes in the principal amount set forth opposite such Purchaser's name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date.

         Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of The First National Bank of Boston in the amount of the purchase price at 10:00 A.M. Chicago time, on February 1, 1996 or such later date (not later than February 15, 1996) as shall mutually be agreed upon by the Company and the Purchasers (the "Closing Date"). The Notes delivered to each Purchaser on the Closing Date will be delivered to such Purchaser in the form of a single registered Note in the form attached hereto as Exhibit A for the full amount of such Purchaser's purchase (unless different denominations are specified by such Purchaser), registered in such Purchaser's name or in the name of such Purchaser's nominee, all as such Purchaser may specify at any time prior to the date fixed for delivery.

       Section 1.3. Guaranty of Notes. Pursuant to those certain separate Subordinated Guaranty Agreements, (individually, a "Guaranty Agreement" and collectively, the "Guaranty Agreements"), each Restricted Subsidiary, other than AH Industries, Inc., an Alberta, Canada, corporation, will guarantee
(i)the due and punctual payment of the principal of and interest and Make-Whole Amount, if any, on the Notes from time to time outstanding, as and when such payments become due and payable (including interest on overdue payments of principal, Make-Whole Amount, if any, or interest at the rate set forth in the Notes) and (ii)the prompt performance and compliance by the Company with each of its other obligations under this Agreement. The Guaranty Agreements will be in the form attached hereto as Exhibit B.

       Section 1.4. Several Commitments. The obligations of the Purchasers shall be several and not joint and no Purchaser shall be liable or responsible for the acts or defaults of any other Purchaser.

Section 2. PREPAYMENT OF NOTES.

       Section 2.1. No Required Prepayments. No mandatory prepayments of principal of the Notes are scheduled to be made prior to their expressed maturity date, and the Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity date except on the terms and conditions and in the amounts and with the premium, if any, set forth below in this SS.2.

       Section 2.2. Optional Prepayment with Premium. Upon compliance with SS.2.4, the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $100,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of five business days prior to the date of such prepayment pursuant to this SS.2.2.

Allied Holdings, Inc.                                             Note Agreement


       Section 2.3. Prepayment upon Change of Control. In the event the
Company has knowledge of a Change of Control or an impending Change of Control, the Company will give written notice (a "Control Change Notice") of such fact to all Holders at least 60 days prior to any proposed Change of Control Date; provided, however, that if the Company shall not then have knowledge of such fact, such Control Change Notice shall be delivered promptly upon receipt of such knowledge, but in no event later than three business days after the Change of Control Date. The Control Change Notice shall (i) describe the facts and circumstances of such Change of Control (including the Change of Control Date or proposed Change of Control Date) in reasonable detail, (ii) make reference to this SS.2.3 and the rights of the Holders to require the Company to prepay their Notes on the terms and conditions provided for herein, (iii) state that the Holder must make a declaration of its intent to have the Notes held by it prepaid, and (iv) specify the date by which the Holder must respond to such Control Change Notice pursuant to this SS.2.3 in order to make such declaration.

         Upon the receipt of such Control Change Notice or, if no Control Change Notice is given, upon receipt of actual knowledge of a Change of Control, the Holder of any Notes shall have the privilege, upon written notice (the "Declaration Notice") to the Company, of declaring all Notes held by such Holder serving such Declaration Notice to become due and payable and thereupon such Notes shall become due and payable on such date (the "Control Change Payment Date") as the Company shall specify in a written notice delivered to such Holder, which notice shall be delivered by the Company to such Holder not later than 20 days prior to the Control Change Payment Date. The Control Change Payment Date shall be not later than 30 days after the Change of Control Date, in the event that such Declaration Notice is served on or prior to the Change of Control Date, or 30 days after the date such Declaration Notice is served, if such Declaration Notice is not served on or prior to the Change of Control Date. The Company covenants and agrees to prepay in full on the Control Change Payment Date all Notes held by such Holder serving such Declaration Notice to the Company. In the event that a Control Change Notice has in fact been given as hereinabove required, such Declaration Notice shall be served prior to 60 days after receipt of such Control Change Notice, and in the event that a Control Change Notice has not been given as hereinabove required, such Declaration Notice shall be served prior to 30 days after the Holder serving such Declaration Notice shall have actual knowledge of such Change of Control. In the event that a Control Change Notice is given and a Holder fails to provide a Declaration Notice within the time period set forth above, the Notes held by such Holder shall not become due and payable as a result of such Change of Control.

         In the event that any Holder shall have declared all of the Notes held thereby to become due and payable pursuant to this SS.2.3, then the Company shall promptly, but in any event within 15days after the receipt of the Declaration Notice, deliver written notice of such declaration to each other Holder and, notwithstanding the provisions of the immediately preceding paragraph, the right of each such other Holder to declare all of the Notes held thereby to become due and payable pursuant to this SS.2.3 shall remain in effect until the later to occur of (i) 60 days after receipt by such Holders of the Control Change Notice and (ii) 30 days after receipt by such Holders of the notice required to be delivered pursuant to this paragraph; provided, however, that the provisions of this paragraph shall only apply with respect to notices required to be delivered pursuant to this paragraph to the extent that such

Allied Holdings, Inc.                                             Note Agreement

notices relate to declarations made by Holders prior to the expiration of the periods specified in the immediately preceding paragraph.

         As used herein, the term "Change of Control" shall mean any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries to any Person or group of Persons acting in concert, other than the Current Control Group, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, or
(iii) the acquisition by any Person or group of Persons acting in concert, other than the Current Control Group, of a direct or indirect interest in more than 45% of the voting power of the Voting Stock of the Company, by way of issue, sale or other disposition of shares of stock of the Company or merger or consolidation or otherwise.

         As used herein, the term "Change of Control Date" shall mean any date upon which a Change of Control shall occur.

         As used herein, the term "Current Control Group" shall mean (i)RobertJ. Rutland, Guy W.. Rutland III, Bernard O. DeWulf, Guy W.. Rutland IV, A. Mitchell Poole, Jr. and B.F. Wilson, Jr.; (ii)the spouses, lineal descendants and spouses of the lineal descendants of the persons named in clause (i); (iii)the estates or legal representatives of the persons named in clauses (i) and (ii); and
(iv)any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of persons named in clauses (i), (ii) and
(iii).

         All prepayments on the Notes pursuant to this SS.2.3 shall be made by the payment of the aggregate principal amount remaining unpaid on such Notes and accrued interest thereon to the date of such prepayment, together with a premium equal to one percent of such unpaid principal amount.

       Section 2.4. Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to SS.2.2 to each Holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i)such date, (ii)the principal amount of the Holder's Notes to be prepaid on such date, (iii)that a premium may be payable,
(iv)the date when such premium will be calculated, (v)the estimated premium, and (vi)the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two business days prior to the prepayment date specified in such notice, the Company shall provide each Holder written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

       Section 2.5. Application of Prepayments. All partial prepayments pursuant to SS.2.2 shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof. Any prepayment of less than all of the outstanding Notes made pursuant to

Allied Holdings, Inc.                                             Note Agreement

SS.2.3 shall be applied to the payment in full of the Notes held by the Holders providing a Declaration Notice.

       Section 2.6. Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by any Holder that is a Purchaser or any other Institutional Holder which has given written notice to the Company requesting that the provisions of this SS.2.6 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to such Holder at its address set forth herein or such other address as such Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is so designated for such Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Holder may from time to time direct in writing.

Section 3. REPRESENTATIONS.

       Section 3.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit C are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

       Section 3.2. Representations of the Purchasers. Each Purchaser represents, and in entering into this Agreement the Company understands, that such Purchaser is acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that such Purchaser has no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of such Purchaser's property shall at all times be and remain within its control. Each Purchaser further represents that at least one of the following statements is an accurate representation as to the source of funds to be used by such Purchaser to pay the purchase price of the Notes purchased by it hereunder:

                  (a) if such Purchaser is an insurance company, the source of funds from which its investment is to be made is a general account of an insurance company, and the amount of the reserves and liabilities for the general account contracts(s) held by or on behalf of any Benefit Plan (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other Benefit Plans maintained by the same employer (or affiliate thereof as defined in PTCE 95-60) or by the same employee organization (as defined by the NAIC Annual Statement) in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company; or

                  (b) if such Purchaser is an insurance company, to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such

Allied Holdings, Inc.                                             Note Agreement

         Purchaser in which any employee benefit plan (or its related trust) has any interest, (i)such separate account is a "pooled separate account" within the meaning of Prohibited Transaction Class Exemption90-1, as amended, in which case such Purchaser has disclosed to the Company the name of each employee benefit plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this paragraph(b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), or (ii)such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which such Purchaser has delivered to the Company; or

                  (c) if such Purchaser is other than an insurance company, no part of such funds constitutes "plan assets".

As used in this SS.3.2, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA and the term "plan assets" shall have the meaning specified in Department of Labor Regulation Section 2510.3-101.

         For purposes of the percentage limitation in clause (a) above, the amount of reserves and liabilities for the general account contract(s) held by or on behalf of a plan shall be determined before reduction for credits on account of any reinsurance ceded on a coinsurance basis.

Section 4. CLOSING CONDITIONS.

       Section 4.1. Conditions. The obligation of each Purchaser to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

                  (a) Closing Certificate. Such Purchaser shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to such Purchaser's obligation to purchase the Notes proposed to be sold to such Purchaser and to the effect that (i)the representations and warranties of the Company set forth in Exhibit C hereto are true and correct on and with respect to the Closing Date,
         (ii)the Company and each Restricted Subsidiary has performed all of its obligations hereunder and under the Guaranty Agreements which are to be performed on or prior to the Closing Date, (iii)no Default or Event of Default has occurred and is continuing, (iv)the execution of a Guaranty Agreement by each Restricted Subsidiary will result in a financial benefit to such Restricted Subsidiary and (v)the related Guaranty Agreement has been executed by such Restricted Subsidiary in good faith.

Allied Holdings, Inc.                                             Note Agreement


                  (b) Guaranty Agreements. A Guaranty Agreement shall have been duly executed and delivered by each Restricted Subsidiary.

                  (c) Legal Opinions. Such Purchaser shall have received from Chapman and Cutler, who are acting as special counsel to the Purchasers in this transaction, and from Peterson Dillard Young Asselin & Powell, counsel for the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to such Purchaser, and covering the matters set forth in Exhibits D and E, respectively, hereto.

                  (d) Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement.

                  (e) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Purchaser and such Purchaser's special counsel, and such Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

         Section 4.2. Waiver of Conditions. If on the Closing Date the Company fails to tender to any Purchaser the Notes to be issued to such Purchaser on such date or if the conditions specified in SS.4.1 have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in SS.4.1 have not been fulfilled, such Purchaser may waive compliance by the Company with any such condition to such extent as such Purchaser may in its sole discretion determine. Nothing in this SS.4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any Purchaser's rights against the Company.

Section 5. COMPANY COVENANTS.

         From and after the date of this Agreement and continuing so long as any amount remains unpaid on any Note:

         Section 5.1. Corporate Existence, Etc. The Company will preserve and keep in full force and effect, and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by SS.5.13.

   Section 5.2. Insurance. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance (which may include reasonable self-insurance for property damage) protecting the Company and its Restricted Subsidiaries with respect to (a)fire and extended coverage and (b)liability for bodily injury and property damage resulting from (i)operation of motor vehicle equipment and (ii) with respect to real property owned or

Allied Holdings, Inc.                                             Note Agreement

leased by the Company or any of its Restricted Subsidiaries. Such policies of insurance (to the extent applicable) will be maintained with financially sound and reputable insurance companies (which shall be deemed to include a Subsidiary acting as a captive insurer), funds or underwriters and will be of the kinds, will cover such risks and will be in such amounts, with such deductibles and exclusions, as are consistent with the general practices of businesses engaged in similar activities. To the extent the Company or any of its Restricted Subsidiaries engaged in the auto hauling business self-insures against certain of its respective properties, such self-insurance will protect against such casualties and contingencies and will be at such levels as are in accordance with sound business practices.

         Section 5.3. Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Restricted Subsidiary; provided, however, that the Company or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i)the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary, and (ii)the Company or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Restricted Subsidiaries or would result in any Lien not permitted under SS.5.9.

         Section 5.4. Maintenance, Etc. The Company and each Restricted Subsidiary will keep its motor vehicle equipment and other properties material to the operations of its business in such condition and repair as is customary in its industry and consistent with its historical practices, and will make all needful and property repairs, replacements, additions and improvements thereto as are necessary, in the reasonable business judgment of the officers of the Company or Restricted Subsidiary, for the conduct of the Company's or Restricted Subsidiary's business, reasonable wear and tear excepted.

         Section 5.5. Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business (i)other than the business in which the Company and its Restricted Subsidiaries are engaged in presently or which are reasonable extensions thereof or are incidental to the Company's operations, or
(ii)if as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and

Allied Holdings, Inc.                                             Note Agreement

its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement.

       Section 5.6. Consolidated Net Worth. The Company will at all times during its fiscal quarter ending March 31, 1996 keep and maintain Consolidated Net Worth at an amount not less than the sum of $36,500,000 plus 35% of Consolidated Net Income for the fiscal quarter of the Company ended December 31, 1995 and for each fiscal quarter thereafter shall keep and maintain Consolidated Net Worth at an amount equal to the sum of the amount thereof required to be maintained during the immediately preceding fiscal quarter plus 35% of Consolidated Net Income for such immediately preceding fiscal quarter (but without deduction in the event of a loss).

       Section 5.7. Limitations on Indebtedness for Borrowed Money. (a)The Company will not, and will not permit any Restricted Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Indebtedness for Borrowed Money, except:

                  (1) Indebtedness for Borrowed Money evidenced by the Notes;

                  (2) Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries outstanding as of the date of this Agreement and reflected in Annex B to Exhibit C hereto (other than such Indebtedness for Borrowed Money which is to be repaid out of the proceeds of the issuance and sale of the Notes);

                  (3) Indebtedness under the Credit Agreement up to the Revolving Credit Commitment Amount, provided that for purposes of clause (5) below, Indebtedness for Borrowed Money in the amount of the Revolving Credit Commitment Amount shall at all times be deemed to be outstanding;

                  (4) Permitted Refinancing Indebtedness;

                  (5) Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries and increases in the Revolving Credit Commitment Amount, provided that at the time of issuance of such Indebtedness for Borrowed Money or increase of the Revolving Credit Commitment Amount and after giving effect thereto and to the application of the proceeds, if any, thereof from the beginning of the period of four consecutive quarters then most recently ended the Deemed Fixed Charge Coverage Ratio for such period shall be at least 2 to 1;

                  (6) Indebtedness for Borrowed Money of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary or of the Company to a Wholly-owned Restricted Subsidiary; and

                   (7) Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries in addition to that permitted by the foregoing clauses (1) through (6) (which may include Indebtedness for Borrowed Money under the Credit Agreement in

Allied Holdings, Inc.                                             Note Agreement

         addition to that permitted by clauses (3) and (5) above), provided that the aggregate principal amount of Indebtedness for Borrowed Money outstanding at any time which was incurred in reliance on this paragraph (7) shall not exceed $10,000,000 in the aggregate for the Company and all Restricted Subsidiaries; and

         (b) Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this SS.5.7 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Indebtedness for Borrowed Money of such corporation existing immediately after it becomes a Restricted Subsidiary;

         (c) (i)The Company will not create, assume or incur or in any manner be or become liable in respect of any Indebtedness for Borrowed Money which is junior or subordinate in right of payment to Senior Indebtedness Liabilities unless such Indebtedness for Borrowed Money shall contain or have applicable thereto subordination provisions substantially in the form set forth in SS.6 providing for the subordination thereof to Senior Indebtedness Liabilities or such other provisions as may be approved in writing by the Holders holding not less than 66-2/3% in aggregate principal amount of the outstanding Notes; and
(ii)the Company will not permit any Restricted Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Indebtedness for Borrowed Money which is junior or subordinate in right of payment to Senior Indebtedness Liabilities (as defined in the Guaranty Agreement to which such Restricted Subsidiary is a party) unless such Indebtedness for Borrowed Money shall contain or have applicable thereto subordination provisions substantially in the form set forth in SS.6 providing for the subordination thereof to Senior Indebtedness Liabilities or such other provisions as may be approved in writing by the Holders holding not less than 66-2/3% in aggregate principal amount of the outstanding Notes; and

         (d) The Company will not permit Allied Systems, Ltd., to issue any class of equity interest other than its present general partnership interests and limited partnership interests, and the Company will not permit any other Restricted Subsidiary to create or issue any class or series of capital stock or other equity interest which has any preference or priority over any other class or series of capital stock or other equity interest of such Restricted Subsidiary.

       Section 5.8. Fixed Charges Coverage Ratio. The Company will keep and maintain its Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters at not less than 1.5 to 1.

       Section 5.9. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

Allied Holdings, Inc.                                             Note Agreement



                  (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by SS.5.3;

                  (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                  (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

                  (e) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary;

                  (f) Liens existing as of December 31, 1995 and reflected in AnnexB to Exhibit C hereto;

                  (g) Liens securing Senior Indebtedness Liabilities permitted under the provisions of SS.5.7(A);

                  (h) Liens on fixed assets of a business entity at the time of acquisition by the Company or a Restricted Subsidiary of such business entity, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition; and

                   (i) Liens in addition to those permitted by the foregoing clauses (a) through (h), both inclusive, securing Indebtedness in an amount not exceeding $2,000,000 at

Allied Holdings, Inc.                                             Note Agreement

         any time outstanding, provided that (i)such Liens shall not secure Indebtedness for Borrowed Money and (ii)such Liens do not in any event materially impair the use of the property subject thereto in the operation of the business of the Company and its Restricted Subsidiaries.

Section 5.10. Restricted Subsidiaries.

         (a) Limitation on Subsidiaries' Restrictive Covenants. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (ii) make loans or advances to the Company or any Restricted Subsidiary; or

                  (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions provided for in (i)agreements pertaining to Indebtedness for Borrowed Money outstanding on the date hereof and described in Annex B to Exhibit C hereto, (ii)Acquired Indebtedness of an acquired Restricted Subsidiary, provided that such encumbrances and restrictions contained in such Acquired Indebtedness shall constrain only such acquired Restricted Subsidiary and its Subsidiaries, (iii)Permitted Refinancing Indebtedness that continues existing restrictions contained in agreements described in clauses (i) and (ii), and (iii)this Agreement, applicable law, non-assignment provisions of leases and purchase money obligations.

         (b) Guarantors. The Company shall cause each Person, other than AH Industries, Inc., an Alberta, Canada, corporation, that now is or hereafter becomes a Restricted Subsidiary to execute and deliver to each Holder a Guaranty Agreement.

        Section 5.11. Restricted Payments. The Company will not except as hereinafter provided:

                  (a) Declare any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company);

                  (b) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock other than Sinking Fund Stock of the Company or

Allied Holdings, Inc.                                             Note Agreement

         warrants, rights or options to purchase or acquire any shares of its capital stock other than Sinking Fund Stock);

                  (c) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock; or

                  (d) Make, or permit any Restricted Subsidiary to make, any Restricted Investment;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions and such Restricted Investments being herein collectively called "Restricted Payments"), if after giving effect thereto:

                  (i) Any Event of Default shall have occurred and be continuing;

                  (ii) The Company could not incur at least $1.00 of Indebtedness for Borrowed Money pursuant to SS.5.7(A)(5);

                  (iii) The sum of the aggregate amount of Restricted Payments made during the period from and after December 31, 1995 to and including the date of the making of the Restricted Payment in question, would exceed the sum of (x)$5,000,000 plus (y)50% of Consolidated Net Income for the period from and after January 1, 1996 to and including the end of the fiscal quarter of the Company then most recently ended, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) plus (z)the net cash proceeds (other than proceeds applied to purchases, redemptions or retirements in accordance with the provisions of paragraph (b) of this Section and the proceeds of the issuance of capital stock of the Company to members of management pursuant to incentive programs referred to below) to the Company from the sale of other shares of capital stock (other than Sinking Fund Stock) of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock (other than Sinking Fund Stock) during the period from and after January 1, 1996 to and including the date of the making of the Restricted Payment in question.

         The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof. Any dividend declared in accordance with the provisions of this Section may be paid within 60 days after the date of declaration.

         Notwithstanding the foregoing provisions of this Section , the Company may, so long as no Default or Event of Default shall have occurred and be continuing after giving effect thereto, repurchase, redeem, retire or otherwise acquire for fair market value any capital stock of the Company held by any member of the Company's management pursuant to any management equity subscription agreement or stock option agreement in effect, provided that (i)the aggregate price paid for such capital stock shall not exceed (x)in any twelve

Allied Holdings, Inc.                                             Note Agreement

month period, $500,000 or (y)during the period from January 1, 1996 to and including the date of the proposed acquisition the sum of $1,500,000 plus the aggregate net cash proceeds received by the Company during such period from the issuance of capital stock of the Company to members of management pursuant to incentive programs, and (ii) amounts so paid by the Company shall be charged against the amount otherwise available for the making of Restricted Payments.

         For purposes of this SS.5.11, (i)at any time when a corporation becomes a Restricted Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Restricted Subsidiary, at such time, and (ii)the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

        Section 5.12. Sales of Assets. The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Disposition unless,
(x)after giving effect to such Asset Disposition, no Default or Event of Default shall have occurred and be continuing and (y)such Asset Disposition does not involve any substantial part of the assets of the Company and its Restricted Subsidiaries. An Asset Disposition shall be deemed to involve a "substantial part" of the assets of the Company and its Restricted Subsidiaries (i)if the book value of the assets subject to such Asset Disposition, when added to the book value of all other assets subject to other Asset Dispositions during the same fiscal year exceeds 10% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year, or (ii)if the book value of the assets subject to such Asset Disposition, when added to the book value of all other assets subject to other Asset Dispositions since December 31, 1994 exceeds 25% of Consolidated Total Assets determined as of the end of the fiscal quarter immediately preceding the proposed Asset Disposition; provided, however, that in any computation of "substantial part" there shall be excluded any Asset Disposition to the extent that the proceeds thereof are applied within one year after the receipt of the proceeds of such Asset Disposition to either (i)the voluntary prepayment of Senior Debt or the voluntary prepayment of the Notes on a pro rata basis pursuant to SS.2.3, or (ii)the purchase of other similar assets for use in the business of the Company and its Restricted Subsidiaries.

        Section 5.13. Merger, Consolidation, Etc. The Company will not consolidate with or be a party to a merger with any other corporation or sell all or substantially all of its assets directly or indirectly in one or a series of transactions; provided, however, that the Company may consolidate or merge with any other corporation if:

                   (a) either (i)the Company shall be the surviving or continuing corporation, or (ii)the surviving or continuing corporation, if not the Company, shall (x)be a corporation incorporated and existing under the laws of any State of the United States of America,
         (y)expressly and unconditionally assume, by written agreement delivered to each holder, all of the obligations of the Company under this Agreement and the Notes, and (z)furnish to the holders an opinion of Peterson Dillard Young Asselin & Powell or another independent counsel designated by the Company and not

Allied Holdings, Inc.                                             Note Agreement

         reasonably objected to by Holders holding 33-1/3% or more in principal amount of the Notes to the effect that the instrument of assumption has been duly authorized, executed and delivered by the surviving corporation and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms and that the obligations of the Company under the Notes and this Agreement have become unconditional obligations of the surviving or continuing corporation, and

                  (b) at the time of such consolidation or merger and after giving effect thereto (x) no Default or Event of Default shall have occurred and be continuing and (y)the surviving or continuing corporation would be permitted to incur at least $1.00 of additional Indebtedness for Borrowed Money pursuant to SS.5.7(A)(4).

         Section 5.14. Repurchase of Notes. Except as permitted by SS.2.2 and SS.2.3, neither the Company nor any Restricted Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes.

         Section 5.15. Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and either (i)the payments required by the Company and its Restricted Subsidiaries do not exceed $60,000 in the aggregate or (ii)if the payments required by the Company and its Restricted Subsidiaries exceed $60,000 in the aggregate, the transaction has been approved by the directors of the Company who are not employees of the Company.

         (b) Employment Agreements entered into in the ordinary course of business and Restricted Payments made in accordance with the provisions of SS.5.11 shall not be deemed to be transactions with Affiliates for purposes of this Section.

         Section 5.16. Termination of Pension Plans. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

         Section 5.17. Restrictions Relating to Prepayment of the Notes. (a)The Company will not, directly or indirectly, enter into any restriction or limitation on its ability to prepay or repay the Notes other than SS.6 and
Section 11.15 of the Credit Agreement as presently in effect but not any amendment (including any extension) thereof that would prohibit the payment of the Notes at maturity, subject only to SS.6.

Allied Holdings, Inc.                                             Note Agreement

           (b) The Company will not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any other instrument or document delivered or to be delivered by it hereunder or in connection herewith or which would violate or breach any provision hereof or thereof.

        Section 5.18. Reports and Rights of Inspection. The Company will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the Holders pursuant to this SS.5.18 and concurred in by the independent public accountants referred to in SS.5.18(B) hereof), and will furnish to each Institutional Holder (in duplicate if so specified below or otherwise requested):

                  (a) Quarterly Statements. As soon as available and in any event within 45days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                           (1) a consolidated balance sheet of the Company and
                  its Restricted Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

                           (2) consolidated statements of operations of the
                  Company and its Restricted Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

                           (3) consolidated statements of cash flows of the
                  Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company; provided, however, that so long as the Unrestricted Subsidiaries of the Company do not, on a combined basis, constitute a Significant Subsidiary, as at the end of such fiscal period, the Company may supply consolidated financial statements of the Company and its Subsidiaries in satisfaction of the requirements of this paragraph;

                  (b) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of:

                           (1) a consolidated balance sheet of the Company and
                  its Restricted Subsidiaries as of the close of such fiscal year, and

Allied Holdings, Inc.                                             Note Agreement

                           (2) consolidated statements of operations, changes in
                  stockholders' equity and cash flows of the Company and its Restricted Subsidiaries for such fiscal year,

         in each case accompanied by the consolidating worksheets used in the preparation of such consolidated statements and setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Restricted Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances; provided, however, that so long as the Unrestricted Subsidiaries of the Company do not, on a combined basis, constitute a Significant Subsidiary, as at the end of such fiscal period, the Company may supply consolidated financial statements of the Company and its Subsidiaries, the report thereon of said firm of independent public accountants and the consolidating worksheets used in the preparation of such consolidated statements relating to the Company and its Subsidiaries in satisfaction of the requirements of this paragraph;

                  (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary and any management letter received from such accountants;

                  (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any Securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;

                  (e) ERISA Reports. Promptly upon the occurrence thereof, written notice of (i)a Reportable Event with respect to any Plan;
         (ii)the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; (iii)the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan; (iv)a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan;
         (v)any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability; or (vi)the taking of any action by, or the

Allied Holdings, Inc.                                             Note Agreement

         threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

                  (f) Officer's Certificates. Within the periods provided in paragraphs(a) and (b) above, a certificate, substantially in the form, appropriately completed, of Exhibit F, of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i)the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of SS.5.6 through SS.5.12 at the end of the period covered by the financial statements then being furnished, and (ii)whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

                  (g) Accountant's Certificates. Within the period provided in paragraph(b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

                  (h) Unrestricted Subsidiaries. Within the respective periods provided in paragraphs(a) and (b) above, if the Unrestricted Subsidiaries of the Company on a combined basis constitute a Significant Subsidiary, financial statements of the character and for the dates and periods as in said paragraphs(a) and (b) provided covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis);

                  (i) Litigation and Judgments. Promptly upon the occurrence thereof, notice of the institution of any litigation, arbitration proceeding or governmental proceeding affecting the Company or any Restricted Subsidiary, whether or not considered to be covered by insurance or the entry of any judgment or decree against the Company or any Restricted Subsidiary, if the amount of any such judgment or decree exceeds $1,000,000;

                  (j) Environmental and Safety and Health Matters. Promptly upon the receipt thereof, copies of any notice from any federal, state or local government or agency with respect to any actual or alleged violation of any Environmental Law or any Occupational Safety and Health Law by the Company or any Subsidiary, if such violation or alleged violation, if determined to be a violation, could have a material

Allied Holdings, Inc.                                             Note Agreement

         and adverse effect on condition, financial or otherwise, of the Company and its Restricted Subsidiaries taken as a whole;

                  (k) Material Adverse Change. Promptly upon the occurrence thereof, notice of any material adverse change in the business, operations or financial condition of the Company or any Restricted Subsidiary (it being understood that the Company's obligations under this paragraph may be satisfied by supplying the Holders with copies of any report on Form 8-K under the Securities and Exchange Act of 1934 so long as the Company is subject to the reporting requirements of said
         Act);

                  (l) Credit Agreement Amendments. Promptly upon the making of a material change, modification, amendment, revision, waiver or consent to the Credit Agreement, the Company shall provide written notice to the Holders, along with such other information as may be necessary to explain the reason for such alteration, consent or waiver; and

                  (m) Requested Information. With reasonable promptness, such other data and information as such Institutional Holder may reasonably request.

Without limiting the foregoing, the Company will permit each Institutional Holder (or such Persons as such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Restricted Subsidiary, to examine all of their books of account, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, and, if a Default or Event of Default shall have occurred and be continuing or is, in the judgment of an Institutional Holder, threatened, to examine all of their records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with any Institutional Holder the finances and affairs of the Company and its Restricted Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Company shall not be required to pay or reimburse any Holder for expenses which such Holder may incur in connection with any such visitation or inspection, except that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, the Company agrees to reimburse such Holder for all such expenses promptly upon demand.

Section 6. SUBORDINATION OF SUBORDINATED INDEBTEDNESS LIABILITIES.

         The Subordinated Indebtedness Liabilities shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Senior Indebtedness Liabilities, whether now outstanding or hereafter incurred:

                   (a) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization, arrangement or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, and in the event of any proceedings, for voluntary liquidation, dissolution

Allied Holdings, Inc.                                             Note Agreement

         or other winding-up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Senior Indebtedness Liabilities shall be entitled to receive from the Company irrevocable payment in full of all Senior Indebtedness Liabilities owed thereby in cash or other property acceptable to the holders of the Senior Indebtedness Liabilities (or to have such payment duly provided for in a manner satisfactory to the holders of said Senior Indebtedness Liabilities) before the holders of the Subordinated Indebtedness Liabilities are entitled to receive any payment from the Company in respect of the Subordinated Indebtedness Liabilities owed thereby, and to that end the holders of Senior Indebtedness Liabilities shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or Securities, which may be payable or deliverable in any such proceedings in respect of the Subordinated Indebtedness Liabilities, excepting only Securities which are in all respects subordinate and junior in right of payment to the payment in full of all Senior Indebtedness Liabilities then due and owing upon terms substantially similar to those contained in this Agreement and (unless different maturities and repayment terms are provided for in a plan approved in a reorganization proceeding) having maturities and terms of repayment similar to those applicable to the Notes.

                  (b) Upon the happening of any Senior Indebtedness Payment Default, the holders of the Subordinated Indebtedness Liabilities shall not be entitled to receive any payment on account thereof during the period beginning on the date such Senior Indebtedness Payment Default shall occur and ending upon the earlier of (1)the date such Senior Indebtedness Payment Default has been waived in writing by the holders of the related Senior Indebtedness Liabilities, (2)the date on which notice that such Senior Indebtedness Payment Default shall have ceased to exist is given by the holder of the related Senior Indebtedness Liabilities or, in the case of Senior Indebtedness Liabilities under the Credit Agreement, the Agent to the Company and the holders of the Subordinated Indebtedness Liabilities, and (3)the date on which such Senior Indebtedness Payment Default has been cured or shall have ceased to exist; provided, however, that blockage periods under this paragraph(b) shall not be in effect for more than 179 days unless all of the related Senior Indebtedness Liabilities shall have been declared by the holder thereof to be immediately due and payable as the result of such Senior Indebtedness Payment Default.

                  (c) Upon the happening of any Senior Indebtedness Covenant Event of Default, the holders of the Subordinated Indebtedness Liabilities shall not be entitled to receive any payment on account thereof during the period beginning on a Payment Blockage Commencement Date, as defined below, and ending upon the earlier of (1)the date on which notice that such Senior Indebtedness Covenant Event of Default has been waived is given by the Agent to the Company and the holders of the Subordinated Indebtedness Liabilities, (2)the date on which notice that such Senior Indebtedness Covenant Event of Default shall have ceased to exist is given by the Agent to the Company and the holders of the Subordinated Indebtedness Liabilities, and (3)the date on which such Senior Indebtedness Covenant Event of Default has been cured; provided, however, that (i) no blockage period under this paragraph(c)

Allied Holdings, Inc.                                             Note Agreement

         may begin within 360 days after the beginning of a previous such blockage period, (ii)no more than four blockage periods under this paragraph(c) may occur while the Notes remain outstanding,
         (iii)blockage periods with respect to any Senior Indebtedness Covenant Event of Default under this paragraph(c) shall not be in effect for more than 179 days, and (iv)no facts or circumstances constituting a Senior Indebtedness Covenant Event of Default existing on any Payment Blockage Commencement Date may be used as a basis for any subsequent blockage period. As used herein, the term "Payment Blockage Commencement Date" shall mean the date on which written notice of a Senior Indebtedness Covenant Event of Default has been sent by the Agent to the Holders, and "Agent" shall mean The First National Bank of Boston and its successors as agent for the holders of Senior Indebtedness Liabilities designated by the Company and the predecessor Agent by written notice to the Holders.

                  (d) In the event that any holder of Subordinated Indebtedness Liabilities shall obtain any cash or other assets of the Company, whether by voluntary action of the Company, as a result of any administrative, legal or equitable action, or otherwise, in violation of the provisions of this Agreement, such holder of Subordinated Indebtedness Liabilities shall, if it obtains knowledge of such fact within one year of receipt of such cash or other assets by such holder, pay, deliver and assign to, the holders of the Senior Indebtedness Liabilities such cash or assets for application to the Senior Indebtedness Liabilities upon obtaining such knowledge.

         No right of any present or future holder of any Senior Indebtedness Liabilities of the Company to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any failure to act on the part of the Company, or by any noncompliance by the Company with the terms, provisions and covenants of the Credit Agreement, regardless of any knowledge thereof that any such holder of Senior Indebtedness Liabilities may have or be otherwise charged with. The provisions hereof are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness Liabilities on the one hand, and the holders of the Subordinated Indebtedness Liabilities on the other hand, and nothing herein shall impair, as between the Company and the holders of the Subordinated Indebtedness Liabilities, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Subordinated Indebtedness Liabilities the entire amount thereof in accordance with the terms of the Notes and this Agreement, nor shall anything herein prevent the holder of any Subordinated Indebtedness Liabilities from exercising all remedies otherwise permitted by applicable law or under this Agreement or the Notes upon default under this Agreement or the Notes, subject to the rights, if any, of holders of Senior Indebtedness Liabilities as herein provided.

         Upon irrevocable payment in full of the Senior Indebtedness Liabilities in cash or other property acceptable to the holders of the Senior Indebtedness Liabilities, the holders of the Subordinated Indebtedness Liabilities shall be subrogated to the rights of the holders of the Senior Indebtedness Liabilities to receive payments or distributions of assets of the Company made on or in respect of Senior Indebtedness Liabilities until all amounts constituting Subordinated Indebtedness Liabilities and all other amounts payable to the

Allied Holdings, Inc.                                             Note Agreement

holders of the Subordinated Indebtedness Liabilities shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Senior Indebtedness Liabilities of any cash, property, stock or obligations to which the holders of the Subordinated Indebtedness Liabilities would be entitled shall, as between the Company, its creditors (other than the holders of Senior Indebtedness Liabilities) and the holders of the Subordinated Indebtedness Liabilities, be deemed to be a payment by the Company to or on account of Senior Indebtedness Liabilities.

         In the event of any of the proceedings referred to in subparagraph
(a)above, if any holder of Subordinated Indebtedness Liabilities has not filed any claim, proof of claim or other instrument of similar character necessary to enforce the obligations of the Company in respect of the Subordinated Indebtedness Liabilities held by such holder at least 30 days before the expiration of the time to file the same, then and in such event, but only in such event, any holder of the Senior Indebtedness Liabilities may notify such holder in the manner provided in SS.10.6 of such fact and that such holder of the Senior Indebtedness Liabilities shall, if such claim, proof of claim or other instrument of similar character is not so filed by such holder of Subordinated Indebtedness Liabilities at least ten days before the expiration of the time to file the same, as an attorney-in-fact for such holder of Subordinated Indebtedness Liabilities, file any claim, proof of claim or such other instrument of similar character. At any time within ten days prior to the expiration of the time to file such claim, proof of claim or other instrument, if such holder of Subordinated Indebtedness Liabilities has not so filed the same, the holder of the Senior Indebtedness Liabilities which has complied with the notice provisions in the immediately preceding sentence may, as attorney-in-fact for such holder of Subordinated Indebtedness Liabilities and at its sole expense, file such claim, proof of claim or other instrument and such holder of Subordinated Indebtedness Liabilities, by such holder's acceptance of such holder's Notes, appoints such holder of the Senior Indebtedness Liabilities as an attorney-in-fact for such holder of Subordinated Indebtedness Liabilities, to so file any claim, proof of claim or such other instrument of similar character. Notwithstanding the foregoing, the holder of Subordinated Indebtedness Liabilities which has not filed such claim, proof of claim or other instruments may then and thereupon pursue and enforce the obligations of the Company in respect of the Subordinated Indebtedness Liabilities held thereby.

Section 7. EVENTS OF DEFAULT AND REMEDIES THEREFOR.

        Section 7.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

                  (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five days; or

                  (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in SS.2.3; or

Allied Holdings, Inc.                                             Note Agreement

                  (c) Default shall occur in the making of any other payment of the principal of any Note or Make-Whole Amount, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

                  (d) Default by the Company or any Restricted Subsidiary (as principal or as guarantor or other surety) shall occur in the payment of any principal of or premium or make-whole amount or interest on, or in the performance of or compliance with any term of, any evidence of any Indebtedness for Borrowed Money in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness for Borrowed Money has become, or has been declared to be, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

                  (e) Default shall occur in the observance or performance of any covenant or agreement contained in SS. 2.3, 5.6, 5.7, 5.8, 5.11 OR 5.13; or

                  (f) Default shall occur in the observance or performance by the Company of any other provision of this Agreement which is not remedied within 30 days after the earlier of (i)the day on which the Company first obtains knowledge of such default, or (ii)the day on which written notice thereof is given to the Company by any Holder; or

                  (g) (i)Any Guaranty Agreement shall prove to be unenforceable or invalid or any Guarantor shall deny or disaffirm its obligations under the Guaranty Agreement to which it is purported to be a party, or
         (ii)Default shall occur in the observance or performance by any Guarantor of any provision of a Guaranty Agreement which is not remedied within 30 days after the earlier of (x)the day on which such Guarantor first obtains knowledge of such default, or (y)the day on which written notice thereof is given to such Guarantor by any Holder; or

                  (h) Any representation or warranty made by the Company or any Guarantor herein, or made by the Company or any Guarantor in any statement or certificate furnished by the Company or any Guarantor in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company or any Guarantor pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

                  (i) Final judgment or judgments for the payment of money aggregating in excess of $3,000,000 is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 90 days from the date of its entry or such lesser period within which, under applicable law or rules of court, a judgment must be paid, vacated, bonded or stayed in order to prevent the judgment creditor from levying upon property of the judgment debtor; or

Allied Holdings, Inc.                                             Note Agreement

                  (j) A custodian, liquidator, trustee or receiver is appointed for the Company or any Restricted Subsidiary or for the major part of the property of either and is not discharged within 60 days after such appointment; or

                  (k) The Company or any Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Restricted Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Restricted Subsidiary or for the major part of the property of either; or

                  (l) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Restricted Subsidiary and, if instituted against the Company or any Restricted Subsidiary, are consented to or are not dismissed within 60 days after such institution.

        Section 7.2. Notice to Holders. When any Event of Default described in the foregoing SS.7.1 has occurred, or if any Holder or the holder of any other evidence of Indebtedness for Borrowed Money of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three business days of such event to all Holders.

        Section 7.3. Acceleration of Maturities. When any Event of Default described in paragraph(a), (b) or (c) of SS.7.1 has happened and is continuing, any Holder may, and when any Event of Default described in paragraphs(d) through
(j), inclusive, of said SS.7.1 has happened and is continuing, any Holder or Holders holding 25% or more of the principal amount of Notes at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph(k) or (l) of SS.7.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the Holders, the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of the Holder or Holders nor any delay or failure on the part of any Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the Holder or Holders all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such Holder's or Holders' attorneys for all services rendered in connection therewith.

Allied Holdings, Inc.                                             Note Agreement

        Section 7.4. Rescission of Acceleration. The provisions of SS.7.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs(a) through
(j), inclusive, of SS.7.1, the Holders holding 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

                  (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under SS.7.3) shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to SS.8.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 8. AMENDMENTS, WAIVERS AND CONSENTS.

        Section 8.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Holders holding at least 66-2/3% in aggregate principal amount of outstanding Notes; provided, however, that without the written consent of all of the Holders, no such amendment or waiver shall be effective (i)which will change the time of payment of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (ii)which will change any of the provisions with respect to optional prepayments, or (iii)which will change the percentage of Holders required to consent to any such amendment or waiver of any of the provisions of this SS.8 or SS.7.

        Section 8.2. Solicitation of Holders. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each Holder (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder as consideration for or as an inducement to entering into by any Holder of any

Allied Holdings, Inc.                                             Note Agreement

waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to all Holders.

         Section 8.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the Holders and shall be binding upon them, upon each future Holder and upon the Company, whether or not any Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

Section 9. INTERPRETATION OF AGREEMENT; DEFINITIONS'.

         Section 9.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "Affiliate" shall mean any Person (other than a Restricted Subsidiary)
(i)which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii)which beneficially owns or holds 10% or more of any class of the Voting Stock of the Company or (iii)10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Agreement" shall mean this Note Agreement.

         "Asset Disposition" means and includes (i)a sale, lease or other disposition of assets (other than in the ordinary course of business) by the Company or any Restricted Subsidiary (except by a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary), (ii)the issuance or sale by any Restricted Subsidiary of any shares of stock of any class (including as "stock" for the purpose of this definition, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Wholly-Owned Restricted Subsidiary (except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and its Restricted Subsidiaries whereby the Company and its Restricted Subsidiaries maintain their same proportionate interest in such Restricted Subsidiary) and (iii)the sale, transfer or other disposition by the Company of any shares of stock of any Restricted Subsidiary (except to qualify directors) and the sale, transfer or other disposition (except to the Company or a Wholly-Owned Restricted Subsidiary) by any Restricted Subsidiary of any shares of stock of any other Restricted Subsidiary.

         "Capital Lease Obligations" shall mean the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

Allied Holdings, Inc.                                             Note Agreement

         "Code" shall mean the Internal Revenue Code of 1986, as amended. "Company" shall mean Allied Holdings, Inc., a Georgia corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Allied Holdings, Inc.

         "Consolidated Cash Flow" for any period shall mean the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period plus, to the extent deducted in determining Consolidated Net Income, (i)an amount equal to any extraordinary loss plus any net loss realized in connection with an asset sale, (ii)provision for taxes based on income or profits of the Company and its Restricted Subsidiaries for such period, (iii)consolidated interest expense of the Company and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and net payments (if any) pursuant to Hedging Obligations), (iv)depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of the Company and its Restricted Subsidiaries for such period and (v)one-third of all operating lease payments of such Person and its Restricted Subsidiaries paid or accrued during such period. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination of the dividend to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

         "Consolidated Net Income" shall mean the consolidated net income of the Company and its Restricted Subsidiaries for any period as determined in accordance with GAAP.

         "Consolidated Net Worth" shall mean with respect to the Company and its Restricted Subsidiaries, the result of (a)all assets of the Company and its Restricted Subsidiaries on a consolidated basis

Allied Holdings, Inc.                                             Note Agreement


which are properly classified as assets in accordance with GAAP, minus (b)all liabilities of the Company and its Restricted Subsidiaries on a consolidated basis which are properly classified as liabilities in accordance with GAAP. For purposes of the calculation of Consolidated Net Worth hereunder there shall be disregarded the foreign translation adjustment component of shareholders' equity made in accordance with Financial Accounting Standards Board Statement No. 52.

         "Consolidated Total Assets" means as of any date of determination, consolidated total assets of the Company and its Restricted Subsidiaries, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

         "Credit Agreement" shall mean the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of February 9, 1994, as amended and restated as of October 31, 1994 and further amended and restated as of December 31, 1995, by and among the Company, The First National Bank of Boston, the other banks parties thereto, such other banks as may become parties thereto from time to time and The First National Bank of Boston, as Agent, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

         "Deemed Fixed Charge Coverage Ratio" shall mean the Fixed Charge Coverage Ratio calculated on the basis that Indebtedness for Borrowed Money in an amount equal to the Revolving Credit Commitment Amount on the date of determination were outstanding during the entire period for which the Deemed Fixed Charge Coverage Ratio is being determined.

         "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "Default Rate" shall mean a rate of interest per annum equal to the higher at the time of (i)14% and (ii)the rate announced by The First National Bank of Boston (or a successor thereto) as its "Base Rate".

         "Environmental Law" means any international, federal, state or local statute, law, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Company and its Subsidiaries or the operation, construction or modification of any thereof, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act

Allied Holdings, Inc.                                             Note Agreement

of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof, and all rules, regulations, guidance documents and publications promulgated thereunder.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Section s of ERISA shall be construed to also refer to any successor Sections.

         "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

         "Event of Default" shall have the meaning set forth in SS.7.1.

         "Fixed Charge Coverage Ratio" for any period shall mean the ratio of the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for such period to the Fixed Charges of the Company and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, or redeems any Indebtedness for Borrowed Money (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving effect to such incurrence, assumption, Guarantee or redemption of Indebtedness for Borrowed Money, or such issuance or redemption of preferred stock, and the application of the proceeds of the incurrence of such Indebtedness for Borrowed Money or the issuance of such preferred stock, as if the same had occurred at the beginning of such period. For purposes of making the computation referred to above, (i)acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, at any time on or after the beginning of such period and on or before to the Calculation Date shall be deemed to have occurred on the first day of such period, (ii)the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or business disposed of prior to the Calculation Date, shall be excluded and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations

Allied Holdings, Inc.                                             Note Agreement

giving rise to such Fixed Charges will not be obligations of the Company or any of its Restricted Subsidiaries following the Calculation Date.

         "Fixed Charges" for any period shall mean the sum of:

                  (i) the consolidated interest expense for such period, whether paid or accrued, to the extent that such expense was deducted in computing Consolidated Net Income (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and net payments (if any) pursuant to Hedging Obligations);

                  (ii) in the case of a computation of the Deemed Fixed Charge Coverage Ratio, an amount equal to the remainder of (x)the interest expense that would have been incurred during such period in respect of the Credit Agreement if (A)Indebtedness for Borrowed Money in an amount equal to the Revolving Credit Commitment Amount thereunder as at the date of determination (giving effect to the application of any Indebtedness for Borrowed Money then being incurred and to any increase in the Revolving Credit Commitment Amount then being made) had been outstanding during such entire period and (B)the interest rate applicable to Revolving Credit Loans on such date of determination had been in effect during such entire period minus (y)the amount of interest included in respect of the Credit Agreement for such period under clause (i) above;

                  (iii) the product of (x)all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of the Company or any of its Restricted Subsidiaries, times (y)a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company or such Restricted Subsidiary, expressed as a decimal; and

                  (iv) one-third of all operating lease payments paid or accrued during such period,

in each case determined on a consolidated basis for the Company and its Restricted Subsidiaries.

         "GAAP" shall mean generally accepted accounting principles at the time in the United States.

         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or

Allied Holdings, Inc.                                             Note Agreement

indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i)to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii)to advance or supply funds (x)for the purchase or payment of such Indebtedness or obligation, (y)to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii)to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or
(iv)otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Hedging Obligations" of any Person shall mean any Indebtedness of such Person under (i)interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii)other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" shall mean any Person which is, at the time of reference, the registered Holder of any Note.

         "Indebtedness" shall mean all obligations, contingent and otherwise, which in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified:
(a)all debt and similar monetary obligations, whether direct or indirect; (b)all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         "Indebtedness for Borrowed Money" of any Person shall mean without duplication (i)all Indebtedness of such Person for borrowed money, (ii)all Indebtedness of such Person having a final maturity of one or more than one year from the date of origin thereof which has been incurred in connection with the acquisition of assets, (iii)all Capital Lease Obligations of such Person,
(iv)Hedging Obligations and letters of credit (or reimbursement agreements in respect thereof), (v)Indebtedness of others secured by a Lien

Allied Holdings, Inc.                                             Note Agreement

on property of such Person, and (vi)all Guaranties by such Person of Indebtedness of others of the character described in this paragraph.

         "Institutional Holder" shall mean any Holder which is a Purchaser or an insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution and, for purposes of the direct payment provisions of this Agreement, shall include any nominee of any such Holder.

         "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "Long-Term Lease" shall mean any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

         "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes the excess, if any, of (i)the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii)100% of the principal amount of the outstanding Notes being prepaid. If the Reinvestment Rate is equal to or higher than 12%, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole Amount:

                  "Reinvestment Rate" shall mean 1.0%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the

Allied Holdings, Inc.                                             Note Agreement

         nearest month) corresponding to the Weighted Average Life to Maturity of the principal being prepaid. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the published maturity next longer than the Weighted Average Life to Maturity and for the published maturity next shorter than the Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S.Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the Holders holding 66-2/3% in aggregate principal amount of the outstanding Notes.

                  "Weighted Average Life to Maturity" of the principal amount of any Indebtedness for Borrowed Money shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i)multiplying (x)the remainder of
         (1)the amount of principal that would have become due on each scheduled payment date if such prepayment had not been made, less (2)the amount of principal on the Notes scheduled to become due on such date after giving effect to such prepayment and the application thereof, by (y)the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (ii)totalling the products obtained in(i).

         "Multiemployer Plan" shall have the same meaning as in ERISA.

         "Net Income" of any Person for any period shall mean the net income
(loss) of such Person, determined for such period in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a)any gain (but not loss), together with any related provision for taxes on such gain, realized in connection with (i)any sale or other disposition of assets (including, without limitation, dispositions pursuant to sale and leaseback transactions but excluding sales and dispositions in the ordinary course of business), (ii)the disposition of any Securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries or (iii)currency exchange transactions not in the ordinary course of business and (b)any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain.

         "Occupational Safety and Health Law" means the Occupational Safety and Health Act of 1970, as amended, and any other federal, state or local statute, law, ordinance, code, rule,

Allied Holdings, Inc.                                             Note Agreement

regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

         "Payment Blockage Commencement Date" shall have the meaning assigned thereto in SS.6(C).

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Refinancing Indebtedness" shall mean any Indebtedness for Borrowed Money of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, or refund, other Indebtedness for Borrowed Money of the Company or any of its Restricted Subsidiaries; provided that: (i)the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness for Borrowed Money so extended, refinanced, renewed, replaced, or refunded (plus the amount of reasonable expenses incurred in connection therewith); and (ii)if the Indebtedness for Borrowed Money being extended, refinanced, renewed, replaced, or refunded is subordinate in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinate in right of payment to the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness for Borrowed Money being extended, refinanced, renewed, replaced, or refunded.

         "Person" shall mean any individual, corporation, partnership, trust, unincorporated association, joint stock company, limited liability company or other legal entity or organization and any government or agency or political subdivision thereof.

         "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

         "Purchasers" shall have the meaning set forth in SS.1.1.

         "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Reportable Event" shall have the same meaning as in ERISA.

Allied Holdings, Inc.                                             Note Agreement

         "Restricted Investments" shall mean all Investments, other than:

                  (a) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries that are Guarantors, including any Investment in a corporation which, after giving effect to such Investment, will (i)become a Restricted Subsidiary and a Guarantor or
         (ii)be merged, consolidated or amalgamated with or into, or transfer or convey substantially all of its assets to, or be liquidated into, the Company or a Wholly-Owned Restricted Subsidiary that is a Guarantor;

                  (b) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded the highest rating by Standard& Poor's Ratings Group, Moody's Investors Service, Inc. or other nationally recognized credit rating agency of similar standing;

                  (c) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof;

                  (d) Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Restricted Subsidiary, rated AA or better by Standard& Poor's Ratings Group or Aa or better by Moody's Investors Service, Inc.;

                  (e) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Restricted Subsidiary;

                  (f) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

                  (g) Investments not exceeding $5,000,000 in the aggregate in an Unrestricted Subsidiary acting as a captive insurance company; and

                  (h) Investments in the capital stock of any Person, not otherwise permitted by the provisions of paragraphs (a) through (g) above, both inclusive, provided that (i)the aggregate amount of such Investments shall not exceed (x) $5,000,000 in the aggregate in any 12-month period or (y) $15,000,000 in the aggregate at any time outstanding; and (ii) at the time of making each such Investment and after giving effect thereto (x) no Default or Event of Default shall have occurred and be

Allied Holdings, Inc.                                             Note Agreement

         continuing, and (y) the Company could incur at least $1.00 of Indebtedness for Borrowed Money pursuant to SS.5.7(A)(4).

         In valuing any Investments for the purpose of applying the limitations set forth in this definition, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

        "Restricted Subsidiary" shall mean any Subsidiary (i) which is organized under the laws of the United States or any state thereof or Canada or any province thereof; (ii) which conducts substantially all of its business and has substantially all of its assets within the United States and Canada, and
(iii) which is identified as a Restricted Subsidiary in AnnexA to Exhibit C or in a written notice from the Company to the Holders.

         "Revolving Credit Commitment Amount" shall mean $130,000,000; provided, however, that the Revolving Credit Commitment amount:

                  (a) may be increased from time to time in accordance with the provisions of SS.5.7(A)(5),

                  (b) shall be reduced from time to time in accordance with any permanent reductions of the "Revolving Credit Commitment Amount" prior to the "Term Out Date" (as such terms are defined in the Credit Agreement), and

                  (c) from and after such Term Out Date shall mean the unpaid principal amount of the Indebtedness for Borrowed money outstanding under the Credit Agreement.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "Senior Indebtedness Covenant Event of Default" means any failure by the Company to comply with any covenants from time to time applicable to Senior Indebtedness Liabilities that gives a holder of Senior Indebtedness Liabilities the immediate right to accelerate such Senior Indebtedness Liabilities, provided that any requirements for the giving of notice or passage of time as conditions to such acceleration shall have been satisfied.

         "Senior Indebtedness Liabilities" means (a) the principal amount of all Indebtedness for Borrowed Money of the Company outstanding from time to time which is permitted under the provisions of SS.5.7(A), provided that such Indebtedness for Borrowed Money is not expressed to be junior or subordinate in right of payment to any other Indebtedness for Borrowed Money of the Company;
(b) premium, if any, and all other amounts due and owing from time to time in respect of said Indebtedness described in clause (a); and (c) interest due and owing from time to time in respect of said Indebtedness described in clause (a) or (b) (including, without limitation, any such interest accruing subsequent to the filing by or against the Company of any proceeding brought under the Bankruptcy Act of

Allied Holdings, Inc.                                             Note Agreement

1978, as amended, but only to the extent that such interest is allowed as a claim pursuant to the provisions of said Act).

         "Senior Indebtedness Payment Default" means any default by the Company in the making of any payment or mandatory prepayment of principal or interest with respect to any Senior Indebtedness Liabilities.

         "Significant Subsidiary" shall mean a Subsidiary, including its Subsidiaries, which meets any of the following conditions:

                  (a) The investments of the Company and its other Subsidiaries in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year (for a proposed business combination to be accounted for as a pooling of interests, this condition is also met when the number of common shares exchanged by the Company exceeds 10 percent of its total common shares outstanding at the date the combination is initiated); or

                  (b) The Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

                  (c) The Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

For purposes of applying the test described in paragraph (c) above:

                  (i) When a loss has been incurred by either the Company and its Subsidiaries consolidated or the tested Subsidiary, but not both, the equity in the income or loss of the tested Subsidiary shall be excluded from the income of the Company and its Subsidiaries consolidated for purposes of the computation.

                  (ii) If income of the Company and its Subsidiaries consolidated for the most recent fiscal year is at least 10 percent lower than the average of the income for the last five fiscal years, such average income shall be substituted for purposes of the computation. Any loss years shall be omitted for purposes of computing average income.

                  (iii) Where the test involves combined entities, entities reporting losses shall not be aggregated with entities reporting income.

Allied Holdings, Inc.                                             Note Agreement

         "Sinking Fund Stock" shall mean any capital stock that, by its terms (or by the terms of any Security into which it is convertible for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

        "Subordinated Indebtedness Liabilities" means (a) the principal amount of all Indebtedness of the Company owing in respect of the Notes, (b) premium, if any, and any other amounts from time to time due and owing in respect of said Indebtedness, and (c) interest from time to time due and owing in respect of said Indebtedness.

         The term "subsidiary" shall mean as to any particular parent corporation any corporation, partnership, limited liability company or other business entity of which more than 50% (by number of votes) of the Voting Stock (and, in the case of a limited partnership, of the general partner interests) shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

         "Trade Accounts Payable" of any Person means trade accounts payable of such Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person's business.

         "Unrestricted Subsidiary" shall mean any Subsidiary that is not a Restricted Subsidiary.

         "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for Borrowed Money shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

         Section 9.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         Section 9.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

Allied Holdings, Inc.                                             Note Agreement

Section 10. MISCELLANEOUS.

        Section 10.1. Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any
Note issued pursuant to this Agreement.

        At any time and from time to time any Holder of a Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder or its attorney duly authorized in writing.

        The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof and a Holder for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such Holder.

        Section 10.2. Exchange of Notes. At any time and from time to time, upon not less than ten days' notice to that effect given by the Holder of any
Note initially delivered or of any Note substituted therefor pursuant to SS.10.1, this SS.10.2 or SS.10.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such Holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $100,000 or any amount in excess thereof as such Holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such Holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

        Section 10.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the Holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If an Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

        Section 10.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of the

Allied Holdings, Inc.                                             Note Agreement

Purchasers' out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, special counsel to the Purchasers, duplicating and printing costs and charges for shipping the Notes, adequately insured to each Purchaser's home office or at such other place as such Purchaser may designate, and all such expenses of the Holders relating to any amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save each Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify each Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

         Section 10.5. Powers and Rights Not Waived; Remedies Cumulative'. No delay or failure on the part of any Holder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of each Holder are cumulative to, and are not exclusive of, any rights or remedies any such Holder would otherwise have.

         Section 10.6. Notices. All communications provided for hereunder shall be in writing and, if to a Holder, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to such Holder at its address appearing beneath its signature at the foot of this Agreement or such other address as any Holder may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at the address beneath its signature at the foot of this Agreement or to such other address as the Company may in writing designate to the Holders; provided, however, that a notice to a Holder by overnight air courier shall only be effective if delivered to such Holder at a street address designated for such purpose in accordance with this SS.10.6, and a notice to such Holder by facsimile communication shall only be effective if made by confirmed transmission to such Holder at a telephone number designated for such purpose in accordance with this SS.10.6 and promptly followed by the delivery of such notice by registered or certified mail or overnight air courier, as set forth above.

         Section 10.7. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each Purchaser and its successor and assigns, including each successive Holder.

         Section 10.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered

Allied Holdings, Inc.                                             Note Agreement

pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

         Section 10.9. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

         Section 10.10. Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Illinois law.

         Section 10.11. Captions. The descriptive headings of the various Section s or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Allied Holdings, Inc.                                             Note Agreement

         The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                                      ALLIED HOLDINGS, INC.

                                                      By /s/ David S. Forbes
                                                        ---------------------
                                                      Its Vice President

ALLIED HOLDINGS, INC.
160 Clairemont Avenue
Decatur, Georgia  30030
Attention:  A. Mitchell Poole, Jr.
Telefacsimile:  (404) 370-4206
Confirmation:  (404) 370-4208

Allied Holdings, Inc.                                             Note Agreement


Accepted as of January 15, 1996:

                                                      JOHN HANCOCK MUTUAL LIFE
                                                      INSURANCE COMPANY

                                                      By /s/ Anthony C. Urick
                                                         ----------------------
                                                      Its Second Vice President

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
(For the General Account and the Guaranteed Benefit Sub-Account)
John Hancock Place
200 Clarendon Street
Boston, Massachusetts  02117
Attention:  Bond and Corporate Finance Department T-57

Payments

All payments on or in respect of the Notes shall be made by bank wire transfer of immediately available funds for credit, not later than 12:00 Noon, Boston time (which shall identify each payment as "Allied Holdings, Inc., 12% Senior Subordinated Notes due 2003, PPN019223 A* 7, principal or interest or other payments"), to:

         The First National Bank of Boston (ABA #011000390)
         100 Federal Street
         Boston, Massachusetts  02110
         Attention:  Insurance Division

         for the account of: John Hancock Mutual Life Insurance Company Private Placement Collection Account Number 541-55417
         On Order of:  Allied Holdings, Inc., PPN 019223 A* 7

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

         John Hancock Mutual Life Insurance Company
         John Hancock Place
         200 Clarendon Street
         Boston, Massachusetts  02117
         Attention:  Securities Accounting Division T-10

Allied Holdings, Inc.                                             Note Agreement

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall also be delivered or mailed to the address set forth immediately above.

All other communications shall be delivered or mailed to:

         John Hancock Mutual Life Insurance Company
         John Hancock Place, 200 Clarendon Street
         Boston, Massachusetts  02117
         Attention:  Bond and Corporate Finance Department, T-57
         Telefacsimile Number:  (617) 572-1606

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1414660

Allied Holdings, Inc.                                             Note Agreement

Accepted as of January 15, 1996:

                                                THE NORTHWESTERN MUTUAL LIFE
                                                INSURANCE COMPANY

                                                By /s/ A. Kipp Koester
                                                  ---------------------------
                                                Its Vice President

THE NORTHWESTERN MUTUAL LIFE
  INSURANCE COMPANY

720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Attention:  Securities Department
Telecopier Number:  (414) 299-7124

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Allied Holdings, Inc., 12% Senior Subordinated Notes due 2003, PPN019223 A* 7, principal or interest") to:

         Bankers Trust Company (ABA #0210-01033)
         16 Wall Street
         Insurance Unit, 4th Floor
         New York, New York  10015

         for credit to: The Northwestern Mutual Life Insurance Company Account Number 00-000-027

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed, Attention:
Treasurer's Department/Securities Operations.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  39-0509570